INDEPENDENT AUDITORS' CONSENT

We consent to the  incorporation by reference in this  Post-Effective  Amendment
No. 31 to Registration  Statement No. 33-39242 on Form N-1A of American  Century
World Mutual Funds, Inc. of our reports dated January 13, 2003, appearing in the respective  Annual  Reports  of  Emerging  Markets  Fund,  Global  Growth  Fund,
International   Discovery  Fund,   International   Growth  Fund,   International
Opportunities Fund, Life Sciences Fund, and Technology Fund, comprising American
Century  World Mutual Funds,  Inc. for the year ended  November 30, 2002, in the
Statement  of  Additional  Information,  which  is  part  of  this  Registration
Statement.  We also consent to the  reference  to us under the  captions  "Other
Service  Providers" and  "Financial  Statements" in such Statement of Additional
Information. We also consent to the reference to us under the caption "Financial
Highlights"  in the  Prospectuses,  which  are  also  part of this  Registration
Statement.

[GRAPHIC OMITTED][GRAPHIC OMITTED]

/s/Deloitte & Touche LLP
Deloitte & Touche LLP

Kansas City, Missouri
August 27, 2003